Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)(5)	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price(1)(2)	Fee Rate(3)(5)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Invitation Homes Inc.

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(r)

Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share	Rule 457(r)

Fees to Be Paid	Equity	Depositary Shares	Rule 457(r)

Fees to Be Paid	Other	Purchase Contracts	Rule 457(r)

Fees to Be Paid	Other	Units	Rule 457(r)

Fees to Be Paid	Equity	Warrants	Rule 457(r)

Fees to Be Paid	Debt	Debt Securities	Rule 457(r)

Fees to Be Paid	Debt	Guarantees of Debt Securities(4)(5)	Rule 457(r)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)(5)	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price(1)(2)	Fee Rate(3)(5)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Invitation Homes Operating Partnership LP

Fees to Be Paid	Debt	Debt Securities(4)	Rule 457(r)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Invitation Homes OP GP LLC

Fees to Be Paid	Debt	Guarantees of Debt Securities(4)(5)	Rule 457(r)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

IH Merger Sub, LLC

Fees to Be Paid	Debt	Guarantees of Debt Securities(4)(5)	Rule 457(r)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities(6)

Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	Rule 415(a)(6)	$1,150,000,000	N/A	$1,150,000,000			S-3	333-258290	July 30, 2021	$91,978.84

	Total Offering Amounts							N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

(2)

This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of Invitation Homes Inc. or Invitation Homes Operating Partnership LP. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(3)

In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the Registrants are deferring payment of all of the registration fees and will pay such fees on a “pay as you go” basis, except with respect to unsold securities that have been previously registered. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

(4)

Invitation Homes Inc., Invitation Homes OP GP LLC and/or IH Merger Sub, LLC may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Invitation Homes Operating Partnership LP.

(5)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.
(6)

In accordance with Rule 415(a)(6) of the Securities Act, this Registration Statement carries forward $1,150,000,000 of unsold securities previously registered under Invitation Home Inc.’s former Registration Statement on Form S-3 (File No. 333-258290) filed with the Securities and Exchange Commission on July 30, 2021, and the related prospectus supplement dated December 20, 2021 (the “Prior Prospectus”). In connection with the registration of such unsold securities, the Registrant paid a registration fee of $91,978.84, which is being carried forward to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Prospectus is deemed terminated as of the date of effectiveness of this Registration Statement.